Exhibit 10.9

COX SUPPLEMENTAL RETIREMENT PLAN

Cox Enterprises, Inc. (the “Company”) hereby amends and restates the Cox Supplemental Retirement Plan as first adopted effective as of January 1, 1994 (the “Plan”). The effective date of the Plan shall be January 1, 2005. The benefits payable under the Plan shall be effective only as to those Participants whose employment last terminated on or after January 1, 2005. The rights and benefit, if any, of a Participant whose employment last terminated before January 1, 2005 shall be determined in accordance with the provisions of the plan as in effect on the date employment terminated.

ARTICLE 1

GENERAL

The purpose of the Plan is to provide supplemental pension benefits to a group of the Company’s management employees and their dependents in accordance with the terms hereof. The Plan is designed to provide benefits to certain employees through coordination with benefits provided under the Cox Enterprises, Inc. Pension Plan (the “Pension Plan”).

For the purpose of this Plan, except to the extent clearly contemplated by the context in which they are used, all capitalized terms used herein shall have the same meaning as ascribed thereto in the Pension Plan. Notwithstanding the foregoing, the term “Compensation” shall be applied hereafter in this Plan without regard to the limit on includable compensation imposed by Code Section 401(a)(17); provided, that in no event shall Compensation credited under the Plan for any Plan Year exceed a maximum limit of $235,840, except as otherwise provided under the Plan, or such higher amount as may be established by the Company from time to time in its sole discretion. The maximum limit on the amount of Compensation credited under the Plan shall increase by the same percentage increase as the limit on the includable compensation imposed by Code Section 401(a)(17).

ARTICLE 2

ELIGIBILITY TO PARTICIPATE

The Management Committee, as designated under Article 8 hereof, shall from time to time designate Employees as Participants under the Plan. No Employee who is a Participant under the Cox Executive Supplemental Plan (the “CESP”), as of the effective date hereof or any later date, shall be eligible to participate in the Plan. In the event a Participant in the Plan subsequently is entitled to the payment of benefits under the CESP, then, notwithstanding any provisions of the Plan to the contrary, his or her benefits otherwise payable under this Plan shall be cancelled, and such a Participant shall not be entitled to the payment of benefits hereunder.

ARTICLE 3

DETERMINATION OF BENEFIT

A Participant’s benefit under this Plan shall be determined by applying the Plan’s definition of Compensation, as modified by the provisions of Article I hereof, to the applicable accrued benefit provisions with respect to such Participant under the Pension Plan, in accordance with the relevant provisions of Articles IV, V, VI and VII of the Pension Plan. Any benefit payable under this Article 3 first shall be reduced as provided in Article 4 of the Plan, and shall be payable in accordance with the provisions of Article 5 hereof.

ARTICLE 4

NO DUPLICATION OF BENEFITS

The benefit payable under this Plan to any Participant shall not duplicate benefits payable to him or her under the Pension Plan. Therefore, a monthly benefit shall be payable to a Participant under this Plan only if and to the extent that his or her monthly benefit under this Plan exceeds the total monthly benefit payable to such Participant under the Pension Plan.

ARTICLE 5

BENEFIT PAYMENT TIMING AND FORM

5.1 Normal Retirement Benefit. On the first day of the first month which coincides with, or immediately follows a Participant’s Normal Retirement Date, such Participant’s benefits under the Plan shall commence in the form of an annuity payable monthly only for the lifetime of the Participant. For this purpose, “Normal Retirement Date” means the date on which a Participant has a “separation from service” (as that term is defined by the Secretary of the Treasury) on or after the date on which the Participant reaches age sixty-five (65) or, if later, the date upon which the Participant completes five (5) years of participation in the Pension Plan.

5.2 Early Retirement Benefit. On the first day of the first month which coincides with, or immediately follows a Participant’s Early Retirement Date, such Participant’s benefits under the Plan shall commence in the form of an annuity payable monthly only for the lifetime of the Participant. For this purpose, “Early Retirement Date” means the date on which a Participant has a “separation from service” (as that term is defined by the Secretary of the Treasury) (i) before his or her Normal Retirement Date and (ii) on or after the date the Participant (a) reaches age fifty-five (55) and (b) completes ten (10) Year of Vesting Service.

5.3 Disability Benefit. A Participant who is eligible for Disability Retirement shall commence his or her benefit under the Plan in the form of an annuity payable monthly only for the lifetime of the Participant as of the first day of the first month which coincides with, or next follows, his or her Disability Date; provided that a Participant is “Disabled” for this purposes only if he or she (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

5.4 Termed Vested Benefit. A Participant who has a “separation from service” (as that term is defined by the Secretary of the Treasury) before he or she is eligible for a benefit under Section 5.1, Section 5.2 or Section 5.3 shall commence his or her benefit under the Plan on the first day of the first month which coincides with, or immediately follows the date on which such Participant attains age 65 in the form of an annuity payable monthly only for the lifetime of the Participant; provided he or she has accrued five (5) Years of Vesting Service.

A Participant who is eligible for the payment of a Plan benefit under Section 5.1, Section 5.2 or Section 5.3 shall have the right to request the payment of such benefit in one of the benefit payment forms described in paragraph (a) through paragraph (d) below. In the event the Committee approves his or her request, his or her benefits shall be paid in that form. However, in the event a Participant fails to make a timely request or in the event the Committee does not approve a request, his or her benefit shall be paid in the form described in (a) below:

(a) An annuity payable monthly only for the lifetime of the Participant; provided that for benefits payable under the Plan with respect to Participants listed in Exhibit A and Newspaper Employees, an annuity payable monthly for the lifetime of the Participant, but for not less than 120 months.

(b) An annuity payable monthly for the lifetime of the Participant, but for not less than 120 months, which shall be the actuarial equivalent of the benefit described in paragraph (a) above;

(c) A joint and 50% survivor annuity, which shall be the actuarial equivalent of the benefit described in paragraph (a) above, and which is payable in monthly installments for the life of a Participant and thereafter for the life of his or her Spouse, if the Spouse survives, where (I) the identity of such Spouse shall be established on the date of which benefit payments first are scheduled to commence under this form to the Participant and thereafter shall not be changed for any reason whatsoever, and (2) the amount of the monthly annuity payable to such surviving Spouse at the death of the Participant shall equal 50% of the monthly annuity which was payable to the Participant during his or her lifetime; or

(d) Any other annuity benefit payment form which is the actuarial equivalent of the benefit described in paragraph (a) above which is a form of benefit available under a defined benefit plan maintained by an Employer under Section 401 of the Code and, which the Committee, acting in its absolute discretion, determines to be in the interest of the Participant and not adverse to the interest of the Plan.

A request by a Participant for the payment of his or her Plan benefit in any benefit payment form shall be made in writing and shall be filed before the date as of which his or her benefit payments are scheduled to commence under this Plan.

ARTICLE 6

SOURCE OF RECORDS AND BENEFIT PAYMENTS

6.1 Records. All records relating to the accrual and disbursement of benefits under this Plan shall be maintained by the Company.

6.2 Participating Company Who Pays Benefits. All benefits accrued under this Plan to, or on behalf of, a Participant shall be paid by the Company or by the Participating Company, as defined in Article 9, which is the Participant’s employer on the date his or her status as an Employee last terminates.

6.3 Source of Benefit Payments. Any person who claims a benefit under this Plan shall look solely to the general assets of the Participating Company obligated to make such payments under Section 6.2. Such person’s interest in such assets as a result of such claim shall in no matter whatsoever be superior or senior to the claim of any other general and unsecured creditor of the Participating Company, and in no event whatsoever shall any other person whomsoever be liable to pay such benefits.

ARTICLE 7

SPECIAL PROVISIONS

7.1 Misconduct. If the Management Committee finds that any Participant has engaged in (1) misconduct resulting in a detriment to the Company, (2) dishonesty which results in financial loss to the Company, (3) malicious destruction of any property of the Company or a Participating Company or (4) a felony for which he or she is convicted which arises out of his or her employment by the Company, and such Participant’s employment with the Company is terminated for any such causes, the Management Committee shall, notwithstanding any other provision in this Plan to the contrary and in accordance with uniform rules to be adopted and administered by it, direct forfeiture of all benefits of such Participant under this Plan.

7.2 Application for Benefits. Notwithstanding anything to the contrary contained herein, any benefits payable hereunder shall become payable only after the Participant, his or her surviving Spouse or his or her Beneficiary, as the case may be, has made an application to the Management Committee for such benefit upon a form satisfactory to the Management Committee for this purpose. In the event any retirement benefit becomes payable under this Plan and no application therefor has been filed by any such person within two (2) years from the date such benefit first becomes payable, such benefit shall be forfeited. In the event an application has been filed for a retirement benefit prior to the time such retirement benefit becomes payable under this Plan and the Management Committee is unable through reasonable efforts, the expense of which shall not exceed two hundred dollars ($200.00), to locate the person or persons who are legally entitled to receive such retirement benefit within two (2) years of the date such retirement benefit first becomes payable under this Plan, such retirement benefit also shall be forfeited.

7.3 Nominal Payments. Notwithstanding anything in the Plan to the contrary, if the amount of any monthly retirement benefit payable to, or on behalf of, a Participant is less than two hundred dollars ($200.00), a lump sum cash payment may be made in lieu of such monthly retirement benefit, at the discretion of the Management Committee, which lump sum payment shall be the Actuarial Equivalent of the value of such monthly benefit payments otherwise due to, or on behalf of, the Participant.

ARTICLE 8

MANAGEMENT COMMITTEE

8.1 General. The Management Committee shall be the Named Fiduciary for the Plan, and shall consist of the same Employees appointed to act as the committee for the CESP. A member can resign at any time by delivering his or her written resignation to the Board. A member of the Management Committee may be a Participant but, in such case, a claim submitted by one member of the Management Committee as a Participant shall be reviewed by one or more other members of the Management Committee.

The Company shall indemnify each member of the Management Committee for any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member on account of any action or proceeding, actual or threatened, which arises as a result of being a member of the Management Committee.

8.2 Powers. The Management Committee shall have control over the administration of this Plan, with all powers necessary to enable it properly to carry out its duties in this respect, including, without limitation, the designation of Employees as Participants and the power to waive any conditions or limitations stated in the Plan whenever the Management Committee, acting in its absolute discretion, deems such a waiver to be appropriate under the circumstances. The Management Committee may appoint in writing such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents those powers and duties, whether ministerial or discretionary, which it deems expedient or appropriate. In the event that any agent so appointed is not an Employee of the Company or of a Participating Company, such agent’s compensation shall be fixed by the Management Committee and shall be paid by the Company.

8.3 Records. The Management Committee shall maintain a current record of all Participants and of the reimbursement claims submitted by each Participant during each Plan Year.

ARTICLE 9

PARTICIPATING COMPANIES

An Affiliate may become a Participating Company by adopting the Plan through appropriate corporate action. Attached hereto as Exhibit A is a list of Affiliates who are Participating Companies.

ARTICLE 10

AMENDMENT AND TERMINATION

This Plan may be amended in any respect and at any time by the Board in the exercise of its sole discretion. Any such amendment automatically shall be binding on each Participating Company. The Company reserves the right to terminate the Plan at any time and to cease the accrual of benefits thereunder. Notwithstanding the foregoing, except to the extent provided in Article 2, no event of amendment to or termination of the Plan shall reduce the level of benefits accrued on behalf of any Participant as of the date such amendment or termination first becomes effective or any time thereafter.

ARTICLE 11

MISCELLANEOUS

11.1 Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan provisions.

11.2 Construction. In the construction of the Plan, the singular shall include the plural in all cases in which such meaning would be appropriate. This Plan shall be construed in accordance with the laws of the State of Georgia.

11.3 Agent for Service of Process. The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Company.

11.4 Plan Administrator. The Company shall be the Plan Administrator of the Plan for purposes of compliance with the ERISA reporting and disclosure requirements.

11.5 No Assignment. The benefits provided under this Plan may not be alienated, encumbered or assigned by a Participant, a Spouse or a Beneficiary.

11.6 Effect of Plan. This Plan shall not constitute a contract of employment for any definite term and shall not affect or impair the right of either party to terminate the employment relationship at any time.

11.7 Legal Competency. The Management Committee may, in its discretion, make payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, a Participating Company, the Management Committee, or any person, for the amounts of such payment to the person on whose account such payment is made.

11.8 Effective Date. The effective date of the Plan shall be January 1, 1994. The benefits payable under the Plan shall be effective only to Participants whose status as an Employee last terminates on or after January 1, 1994.